SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant	[ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

PROFESSIONALLY MANAGED PORTFOLIOS
(Name of Registrant as Specified In Its Charter)

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[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TRILLIUM MUTUAL FUNDS
60 South Street
Boston, MA 02111

URGENT NOTICE: WE NEED YOUR HELP

June 17, 2020

Dear Valued Shareholder,

We need your help. Today the Special Meeting of Shareholders of the Trillium ESG Global Equity Fund was adjourned to provide shareholders who have not yet cast their proxy vote, with more time to do so. Our records indicate that we have not yet received your important vote. If you have voted since this letter was mailed, thank you very much for your voting instructions.

We at Trillium Mutual Funds regret that we need to trouble you again with this matter. However, it is critical to the business of the Fund that we have sufficient proxy voting at the meeting, as required by law. Please help us to avoid any further follow-up mailings. You can greatly help us by taking just a minute to cast your proxy vote today via one of the methods listed below.

The meeting has been adjourned until June 29th. Thank you very much for your support on this matter.

Sincerely,

Matthew W. Patsky
Chief Executive Officer
Trillium Asset Management

How do I vote? There are four convenient methods for casting your important proxy vote:

1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-866-828-6951. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4. Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

As discussed in the proxy statement previously sent to you, this Special Meeting has been called to seek shareholder approval of a New Investment Advisory Agreement in connection with a change of control transaction. This will not result in any change in the Fund’s investment strategies, advisory fees or portfolio management. Trillium’s portfolio managers and key personnel after the close of the Transaction will be the same individuals as prior to the Transaction. The Board of Trustees recommends that you vote “For” the Proposal. For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/pmp/trillium.pdf. If you have any proxy related questions or would like to cast your proxy vote by phone, please call 1-866-828-6951 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.
NOBO/Reg

TRILLIUM MUTUAL FUNDS
60 South Street
Boston, MA 02111

URGENT NOTICE: WE NEED YOUR HELP

June 17, 2020

Dear Valued Shareholder,

We need your help. Today the Special Meeting of Shareholders of the Trillium ESG Global Equity Fund was adjourned to provide shareholders who have not yet cast their proxy vote, with more time to do so. Our records indicate that we have not yet received your important vote. If you have voted since this letter was mailed, thank you very much for your voting instructions.

We at Trillium Mutual Funds regret that we need to trouble you again with this matter. However, it is critical to the business of the Fund that we have sufficient proxy voting at the meeting, as required by law. Please help us to avoid any further follow-up mailings. You can greatly help us by taking just a minute to cast your proxy vote today via one of the methods listed below.

The meeting has been adjourned until June 29th. Thank you very much for your support on this matter.

Sincerely,

Matthew W. Patsky
Chief Executive Officer
Trillium Asset Management

How do I vote? There are three convenient methods for casting your important proxy vote:

1. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3. Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

As discussed in the proxy statement previously sent to you, this Special Meeting has been called to seek shareholder approval of a New Investment Advisory Agreement in connection with a change of control transaction. This will not result in any change in the Fund’s investment strategies, advisory fees or portfolio management. Trillium’s portfolio managers and key personnel after the close of the Transaction will be the same individuals as prior to the Transaction. The Board of Trustees recommends that you vote “For” the Proposal. For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/pmp/trillium.pdf. If you have any proxy related questions, please call 1-866-828-6951 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

OBO